Exhibit 10.6
AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated and effective as of July 28, 2025, is entered into by and between CVR Energy, Inc., a Delaware corporation (the “Company”), and David L. Lamp (the “Executive” and, together with Company, the “Parties”) and amends the Employment Agreement by and between the Company and Executive (the “Employment Agreement”), dated December 12, 2024. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Employment Agreement.
WHEREAS, the Executive is currently employed as the Chief Executive Officer and President of the Company pursuant to the Employment Agreement; and
WHEREAS, the Executive acknowledges that he has had an opportunity to consider this Amendment and enters into this Amendment voluntarily and with a full understanding of its terms.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the Parties agree as follows:
A.Section 3.1 of the Employment Agreement is deleted in its entirety and replaced with the following:
3.1. Termination of Employment. The Company may terminate the Executive’s employment for any reason during the Term upon not less than thirty (30) days’ notice to the Executive (other than for Cause, which may be at any time in accordance with the definition thereof set forth on Appendix A), and the Executive may voluntarily resign the Executive’s employment for any reason during the Term upon not less than five (5) months’ prior written notice to the Company (other than a resignation by the Executive for Good Reason, which may be at any time in accordance with the definition thereof set forth on Appendix A). Upon the termination or resignation of the Executive’s employment with the Company for any reason (whether during the Term or thereafter), the Executive shall be entitled to any Base Salary earned but unpaid through the date of termination or resignation, any earned but unpaid Annual Bonus for completed fiscal years, any unused accrued PTO, any unreimbursed expenses in accordance with Section 2.5 hereof and any accrued and vested rights or benefits under any Company sponsored employee benefits plans payable in accordance with the terms and conditions of such plans (collectively, the “Accrued Amounts”).

B.Section 3.2(a) of the Employment Agreement is deleted in its entirety and replaced with the following:
3.2. Certain Terminations.
(a) Termination by the Company For Cause or Resignation without Good Reason without Satisfaction of the Resignation Notice Requirement. If during the Term the Executive’s employment is terminated (i) by the Company for Cause or (ii) due to the Executive’s resignation without Good Reason and without the Executive satisfying the Resignation Notice Requirement, the Executive shall be entitled to the Accrued Amounts and no other amounts. For purposes of this Agreement, the “Resignation Notice Requirement” means the Executive resigning without Good Reason and providing notice that is equal to the lesser of (x) five (5) months and (y) such other period as may be agreed to by the Compensation Committee. For the avoidance of doubt, if the Executive’s employment is terminated due to the Executive’s resignation without Good Reason and the Executive satisfies the Good Reason Notice Requirement, the Executive shall be entitled to receive the payments set forth in Section 3.2(b).

Except as expressly provided in this Amendment, all terms and provisions of the Employment Agreement not modified hereby are and will remain in full force and effect and are hereby ratified and confirmed. This Amendment shall not be construed as a waiver of any other provision of the Employment Agreement or as a waiver of or consent to any further or future action on the part of any Party.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

/s/ David L. Lamp	/s/ Melissa M. Buhrig

DAVID L. LAMP	CVR ENERGY, INC. By: Melissa M. Buhrig, EVP, General Counsel and Secretary